Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Industrias Bachoco, S.A.B. de C.V., a sociedad anónima bursatil de capital variable under the laws of México (the “Company”), does hereby certify that, to the best of such officer’s knowledge:

1.
The accompanying Report of the Company on Form 20-F for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2007

By:	/s/ Cristóbal Mondragon Fragoso .
Cristóbal Mondragón Fragoso Chief Executive Officer

June 29, 2007

By:	/s/ Daniel Salazar Ferrer .
Daniel Salazar Ferrer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Industrias Bachoco, S.A.B. de C.V. and will be retained by Industrias Bachoco, S.A.B. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.